                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):             June 13, 1997


                       TRANSAMERICAN REFINING CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


                                     TEXAS
                                     -----
                 (State or other jurisdiction of incorporation)


               33-85930                                76-0229632
               --------                                ----------
       (Commission File Number)                     (I.R.S. Employer
                                                   Identification No.)


                 1300 North Sam Houston Parkway East, Suite 320
                              Houston, Texas 77032
                              --------------------
          (Address of principal executive offices, including zip code)


                                 (281) 986-8811
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 1.            CHANGES IN CONTROL OF REGISTRANT.

                   Not applicable.

ITEM 2.            ACQUISITION OR DISPOSITION OF ASSETS.

                   Not applicable.

ITEM 3.            BANKRUPTCY OR RECEIVERSHIP.

                   Not applicable.

ITEM 4.            CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                   Not applicable.

ITEM 5.            OTHER EVENTS.

                   TEC NOTES OFFERING. On June 13, 1997, TransAmerican Energy Corporation ("TEC"), completed a private offering (the "TEC Notes Offering") of $475 million aggregate principal amount of 11 1/2% Senior Secured Notes due 2002 (the "TEC Senior Secured Notes") and $1.13 billion aggregate principal amount of 13% Senior Secured Discount Notes due 2002 (the "TEC Senior Secured Discount Notes" and, together with the TEC Senior Secured Notes, the "TEC Notes") for net proceeds of approximately $1.3 billion. The TEC Notes are senior obligations of TEC, secured by a lien on substantially all of its existing and future assets, including the intercompany loans described below.

                   INTERCOMPANY LOANS TO TRANSTEXAS AND TARC. With the proceeds of the TEC Notes Offering, TEC made intercompany loans to TransTexas Gas Corporation ("TransTexas") in the principal amount of $450 million (the "TransTexas Intercompany Loan") and to TransAmerican Refining Corporation ("TARC") in the original amount of $676 million (the "TARC Intercompany Loan"). The promissory note evidencing the TransTexas Intercompany Loan (i) bears interest at a rate of 10 7/8% per annum, payable semi-annually in cash in arrears and (ii) is secured initially by a security interest in substantially all of the assets of TransTexas other than inventory, receivables and equipment. The promissory note evidencing the TARC Intercompany Loan (i) accretes principal at a rate of 16% per annum, compounded semi-annually until June 15, 1999 to a final accreted value of $920 million, and thereafter pays interest semi-annually in cash in arrears on the accreted value thereof, at a rate of 16% per annum and
                   (ii) is secured initially by a security interest in substantially all of TARC's assets including the Disbursement Account (described below) but excluding inventory, receivables and equipment. The Intercompany Loan agreements contain certain restrictive covenants, including among others, limitations on incurring additional debt, asset sales, dividends and transactions with affiliates.
                   Each Intercompany Loan will mature on June 1, 2002.

                   TARC used approximately $103 million of the proceeds of the TARC Intercompany Loan to repay certain indebtedness, including senior secured notes of TARC that were issued in March 1997 and debt owed to an affiliate, and to complete the TARC Notes Tender Offer described below. Remaining proceeds will be used for the Capital Improvement Program described below and for general corporate purposes.

                   Upon the occurrence of a Change of Control (as defined in the indenture governing the TEC Notes (the "TEC Notes Indenture")), TEC will be required to make an offer to purchase all of the outstanding TEC Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, or, in the case of any such offer to purchase TEC Senior Secured Discount Notes prior to June 15, 1999, at a price equal to 101% of the accreted value thereof, in each case, to and including the date of purchase. Pursuant to the terms of the Intercompany Loans, TEC may require TARC and TransTexas to pay a pro rata share of the purchase price paid by TEC.

                   TARC WARRANTS TENDER OFFER. On June 13, 1997, TEC completed a tender offer for the outstanding common stock purchase warrants of TARC ("TARC Warrants") at a price of $4.50 per warrant. Pursuant to the tender offer, TEC purchased 7,335,452 TARC Warrants for an aggregate purchase price of approximately $33 million. TARC intends to enter into a merger with one of its affiliates pursuant to which each remaining warrant would become exercisable (at an exercise price of $.01) to receive $4.51 of cash instead of one share of common stock of TARC.

                   TARC EQUITY CONTRIBUTION. TEC intends to make a capital contribution to TARC in the aggregate amount of $226 million from the proceeds of the TransTexas stock repurchase program (discussed below). The amount of this capital contribution will be retained initially in the Disbursement Account and contributed to TARC pursuant to the terms of the Disbursement Agreement.

                   TARC NOTES TENDER OFFER. On June 13, 1997, TARC completed a tender offer ("TARC Notes Tender Offer") for the (i) TARC Mortgage Notes for 112% of their principal amount (plus accrued and unpaid interest) and (ii) TARC Discount Notes for 112% of their accreted value. In connection with the TARC Notes Tender Offer, TARC has obtained consents from holders of the TARC Notes to certain waivers under, and amendments to the indenture governing the TARC Notes (the "TARC Notes Indenture"), which eliminate or modify certain of the covenants and other provisions contained in the TARC Notes Indenture. Approximately $423 million aggregate principal amount of TARC Mortgage Notes and TARC Discount Notes were tendered and accepted by TARC at a cost to TARC of approximately $437 million (including accrued interest and premiums).

                   TRANSTEXAS STOCK REPURCHASE PROGRAM. TransTexas has implemented a stock repurchase program pursuant to which it plans to repurchase common stock from its public stockholders and from its affiliates, including TEC and TARC. It is anticipated that TransTexas will acquire four times the number of shares from its affiliated stockholders that it acquires from its public stockholders. Shares may be purchased through open market purchases, negotiated transactions or tender offers, or a combination of the above. It is anticipated that the price paid to affiliated stockholders will equal the weighted average price paid to purchase shares from the public stockholders. Approximately $400 million from the proceeds of the TransTexas Intercompany Loan was deposited in a disbursement account to fund the stock repurchase program. Funds from the disbursement account may also be used to pay dividends on TransTexas common stock. As of July 31, 1997, TransTexas had purchased approximately $49.6 million in value of common stock from the public.

                   CAPITAL IMPROVEMENT PROGRAM. In connection with the TEC Notes Offering, the TARC Intercompany Loan and the TARC Notes Tender Offer, TARC has adopted a revised capital improvement program designed to increase the capacity and complexity of the refinery ("Capital Improvement Program"). The most significant projects include: (i) conversion of the visbreaker unit to a delayed coking unit to process vacuum tower bottoms into lighter petroleum products, (ii) modernization and upgrade of a fluid catalytic cracking unit to increase gasoline production capacity and allow the direct processing of low cost atmospheric residual feedstocks, and (iii) upgrading and expanding hydrotreating, alkylation and sulfur recovery units to increase sour crude processing capacity. In addition, TARC plans to expand, modify and add other processing units, tankage and offsite facilities as part of the Capital Improvement Program. The Capital Improvement Program includes expenditures necessary to ensure that the refinery is in compliance with certain existing air and water discharge regulations and that gasoline produced will comply with federal standards. TARC will act as general contractor, but has engaged a number of specialty consultants and engineering and construction firms to assist TARC in completing the individual projects that comprise the Capital Improvement Program. Each of these firms was selected because of its specialized expertise in a particular process or unit integral to the Capital Improvement Program.

                   The Capital Improvement Program will be executed in two phases. TARC estimates that Phase I will be completed at a cost of $223 million, will be tested and operational by September 30, 1998 and will result in the refinery having the capacity to process up to 200,000 BPD of sour crude oil. Phase II of the Capital Improvement Program includes the completion and start-up of the Fluid Catalytic Cracking Unit utilizing state-of-the-art MSCC(SM) technology and the installation of additional equipment expected to further improve operating margins by allowing for a significant increase in the refinery's capacity to produce gasoline. TARC estimates that Phase II will be completed at a cost of $204 million and will be tested and operational by July 31, 1999. The proceeds received or to be received by TARC from the TARC Intercompany Loan, the TransTexas stock repurchase program and the equity contribution from TEC will include $427 million designated for use in the Capital Improvement Program, which TARC believes is adequate to fund the completion of the project. The foregoing estimates, as well as other estimates and projections herein, are subject to substantial revision upon the occurrence of future events, such as unavailability of financing, engineering problems, work stoppages and cost overruns over which TARC may not have any control, and there can be no assurance that any such projections or estimates will prove accurate.

                   DISBURSEMENT AND COLLATERAL ACCOUNTS. Pursuant to a disbursement agreement (the "Disbursement Agreement") among TARC, TEC, the TEC Indenture Trustee, Firstar Bank of Minnesota, as disbursement agent (the "Disbursement Agent"), and Baker & O'Brien, Inc., as construction supervisor (the "Construction Supervisor"), $208 million of the net proceeds from the sale of the TEC Notes was placed into accounts in the name of TARC and TEC (together, the "Disbursement Account") to be held and invested by the Disbursement Agent until disbursed. Proceeds to TEC and TARC of approximately $300 million from the TransTexas stock repurchase program will also be deposited in the Disbursement Account. All funds in the Disbursement Account are pledged as security for the repayment of the TEC Notes.

                   The Disbursement Agent will make disbursements for the Capital Improvement Program out of the Disbursement Account in accordance with requests made by TARC and approved by the Construction Supervisor. The Construction Supervisor is required to review each such disbursement request by TARC. No disbursements may be made from the Disbursement Account for purposes other than the Capital Improvement Program other than (i) up to $1.5 million per month (except for December 1997, in which disbursements may be up to $4.5 million) to fund administrative costs and certain taxes and insurance payments, not in excess of $25.5 million in the aggregate; provided, that if less than $1.5 million is spent in any month (or less than $4.5 million is spent in December
                   1997) the amounts which may be disbursed in one or more subsequent months will be increased by the amount of such difference, (ii) up to $50 million for feedstock upon certification by the Construction Supervisor that TARC has satisfactorily completed construction of the Delayed Coking Unit and associated facilities, (iii) up to $19 million to pay interest on, and to redeem, repurchase, defease, or otherwise retire the remaining TARC Notes and (iv) up to $7.0 million for outstanding accounts payable. In addition, interest income from the Disbursement Account may be used for the Capital Improvement Program or disbursed to fund administrative and other costs of TARC and TEC.

ITEM 6.            RESIGNATIONS OF REGISTRANT'S DIRECTORS.

                   Not applicable.

ITEM 7.            FINANCIAL STATEMENTS AND EXHIBITS.

                   The following financial statements, pro forma financial information and exhibits are filed as a part of this report:

                   (a)     Financial Statements of Businesses Acquired:

                           Not applicable.

                   (b)     Pro forma financial information:

                           (1) Pro Forma Condensed Balance Sheet dated April 30, 1997 (unaudited)

                           (2)  Pro Forma Condensed Statement of
                                Operations for the three months ended
                                April 30, 1997 (unaudited) and the year
                                ended January 31, 1997 (unaudited)

                   (c)     Exhibits:

                   4.1 Second Supplemental Indenture dated June 13, 1997 among the Company, TEC and First Union National Bank.

                   4.2 Loan Agreement dated June 13, 1997 between the Company and TEC.

                   4.3 Security and Pledge Agreement dated June 13, 1997 by the Company in favor of TEC.

                   4.4 Disbursement Agreement dated June 13, 1997 among the Company, TEC, Firstar Bank of Minnesota, as disbursement agent and trustee and Baker & O'Brien, Inc., as construction supervisor.

ITEM 8.            CHANGE IN FISCAL YEAR.

                   Not applicable.

ITEM 9.            SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

                   Not applicable.

                  PRO FORMA CONDENSED FINANCIAL INFORMATION OF
                       TRANSAMERICAN REFINING CORPORATION


     The following unaudited pro forma condensed financial information of TransAmerican Refining Corporation (the "Company") as of and for the three months ended April 30, 1997 and for the year ended January 31, 1997, illustrate the effect of the transactions (the "Transactions") related to a private offering of debt securities by TransAmerican Energy Corporation (the "TEC Notes Offering"). The Transactions consist of the TARC Intercompany Loan, TARC Warrants Tender Offer, TARC Equity Contribution, TARC Notes Tender Offer and the TransTexas Stock Repurchase Program, all as described in Item 5 of this Form 8-K. The unaudited pro forma condensed balance sheet has been prepared assuming that the TEC Notes Offering and the Transactions were consummated on April 30, 1997. The unaudited pro forma condensed statements of operations for the three months ended April 30, 1997 and for the year ended January 31, 1997 have been prepared assuming that the TEC Notes Offering and the Transactions were consummated on February 1, 1997 and 1996, respectively.

     The unaudited pro forma adjustments and the resulting unaudited pro forma condensed financial information are based on the assumptions noted in the footnotes thereto. The unaudited pro forma condensed financial information does not purport to represent what the Company's financial position or results of operations would have been had the TEC Notes Offering and the Transactions actually occurred on the dates indicated or the financial position or results of operations for any future date or period.

     The unaudited pro forma condensed financial information and notes thereto should be read in conjunction with the Company's historical financial statements and the notes thereto included in the Company's quarterly report on Form 10-Q for the period ended April 30, 1997 and its annual report on Form 10-K for the period ended January 31, 1997.

                       TRANSAMERICAN REFINING CORPORATION

                       PRO FORMA CONDENSED BALANCE SHEET
                              AS OF APRIL 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)



                                                           Historical       Adjustments          Pro Forma
                                                          -----------      -----------          -----------
                          ASSETS
Current assets:
   Cash and cash equivalents.........................     $     1,307      $   675,649 (a)      $    76,335
                                                                               167,200 (b)
                                                                              (767,821)(c)
   Debt proceeds held in collateral amount...........          14,037               --               14,037
   Receivable from affiliates........................              22               --                   22
   Other   ..........................................             448               --                  448
                                                          -----------      -----------          -----------
      Total current assets...........................          15,814           75,028               90,842
Net property and equipment...........................         567,421               --              567,421
Disbursement account.................................              --          253,795 (c)          253,795
Receivable from affiliates...........................             503               --                  503
Other assets, net....................................          24,666          (18,585)(d)            6,081
                                                          -----------      -----------          -----------
                                                          $   608,404      $   310,238          $   918,642
                                                          ===========      ===========          ===========


      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable..................................     $    17,064      $        --          $    17,064
   Payable to affiliates.............................           8,444           (5,370)(c)            3,074
   Accrued liabilities...............................          14,377           (3,840)(c)           10,537
   Notes payable.....................................          36,000          (36,000)(c)               --
                                                          -----------      -----------          -----------
      Total current liabilities......................          75,885          (45,210)              30,675
                                                          -----------      -----------          -----------
Payable to affiliates................................           6,674               --                6,674
Notes payable to affiliate...........................          60,630          675,649 (a)          675,649
                                                                               (60,630)(c)
Long-term debt.......................................         379,638         (364,452)(c)           15,186
Investment in TransTexas.............................          22,756          (22,756)(b)               --
Other................................................             505               --                  505
Stockholders' equity:
   Common stock, $0.01 par value,
     100,000 shares authorized,
     30,000,000 shares issued and outstanding........             300               --                  300
   Additional paid-in capital........................         248,513          189,956 (b)          438,469
   Accumulated deficit...............................        (186,497)         (62,319)(e)         (248,816)
                                                          -----------      -----------          -----------
      Total stockholders' equity.....................          62,316          127,637              189,953
                                                          -----------      -----------          -----------
                                                          $   608,404      $   310,238          $   918,642
                                                          ===========      ===========          ===========


The accompanying notes are an integral part of the pro forma financial statements.

                       TRANSAMERICAN REFINING CORPORATION

              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

(a) To record the borrowing by the Company of $675.6 million from TEC pursuant to the TARC Intercompany Loan.

(b) To record the sale of TransTexas common stock pursuant to the TransTexas Stock Repurchase Program.

              Cash to be received......................................................      $  167,200
              Investment in TransTexas.................................................          22,756
                                                                                             ----------
                   Increase in additional paid-in capital..............................      $  189,956
                                                                                             ==========


(c) To record the application of a portion of the proceeds from (a) and (b) above:

              Payment of notes and payable to affiliates, including
                  accrued interest of $4,276...........................................      $   66,000
              Repurchase of 96% of the TARC Notes......................................         364,452
              Premium of 12% for the TARC Notes repurchased............................          43,734(e)
              Accrued interest on the TARC Notes repurchased...........................           3,135
              Payment of notes payable, including accrued interest of $705.............          36,705
              Disbursement Account.....................................................         253,795
                                                                                             ----------
                                                                                             $  767,821
                                                                                             ==========

      Approximately $16 million was used to pay accrued interest, accretion of principal and premium on such accretion on the TARC Notes tendered in the TARC Notes Tender Offer for the period from May 1, 1997 through June 13, 1997.

(d) To record the write-off of unamortized debt issue costs related to the TARC Notes. See (e).

(e)  To record the effects on retained earnings as a result of (c) and (d).

                  Premium of 12% for the TARC Notes repurchased........................       $   43,734(1)
                  Unamortized debt issue costs.........................................           18,585(1)
                                                                                              ----------
                      Net decrease in retained earnings................................       $   62,319
                                                                                              ==========

----------
(1) These amounts and the related income tax benefits, if any, will be recorded as an extraordinary charge to income in the period the related debt is extinguished.

                       TRANSAMERICAN REFINING CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED APRIL 30, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


                                                           Historical      Adjustments           Pro Forma
                                                          -----------      -----------          -----------
Revenues:
     Product sales...................................     $        --      $        --          $        --
                                                          -----------      -----------          -----------

Costs and expenses:
     Costs of products sold..........................              --               --                   --
     Processing arrangements, net....................            (175)              --                 (175)
     Operations and maintenance......................           3,613               --                3,613
     Depreciation and amortization...................           1,711               --                1,711
     General and administrative......................           2,725            1,447 (a)            4,172
     Taxes other than income taxes...................             903               --                  903
     Loss on purchase commitments....................           5,090               --                5,090
                                                          -----------      -----------          -----------
           Total costs and expenses..................          13,867            1,447               15,314
                                                          -----------      -----------          -----------
           Operating loss............................         (13,867)          (1,447)             (15,314)
                                                          -----------      -----------          -----------
Other income (expense):
     Interest income.................................             127               --                  127
     Interest expense, net...........................          (3,296)           2,217 (b)           (4,841)
                                                                                (3,762)(c)
     Equity in loss of TransTexas....................          (2,050)           2,050 (d)               --
     Other ..........................................              39               --                   39
                                                          -----------      -----------          -----------
           Total other income (expense)..............          (5,180)             505               (4,675)
                                                          -----------      -----------          -----------
           Net loss..................................     $   (19,047)     $      (942)         $   (19,989)
                                                          ===========      ===========          ===========

Net loss per share...................................     $     (0.63)                          $     (0.67)
                                                          ===========                           ===========

Weighted average number of common
     shares outstanding..............................      30,000,000                            30,000,000
                                                          ===========                           ===========


The accompanying notes are an integral part of the pro forma financial statements.

                       TRANSAMERICAN REFINING CORPORATION

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED JANUARY 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)


                                                            Historical     Adjustments           Pro Forma
                                                          -----------      -----------          -----------
Revenues:
     Product sales...................................     $    10,857      $        --          $    10,857
                                                          -----------      -----------          -----------
Costs and expenses:
     Cost of products sold...........................          11,544               --               11,544
     Processing arrangements, net....................           7,090               --                7,090
     Operations and maintenance......................          23,945               --               23,945
     Depreciation and amortization...................           7,225               --                7,225
     General and administrative......................          11,848            5,788 (a)           17,636
     Taxes other than income taxes...................           4,200               --                4,200
                                                          -----------      -----------          -----------
           Total costs and expenses..................          65,852            5,788               71,640
                                                          -----------      -----------          -----------
           Operating loss............................         (54,995)          (5,788)             (60,783)
                                                          -----------      -----------          -----------
Other income (expense):
     Interest income.................................             204               --                  204
     Interest expense, net...........................          (4,663)           2,891 (b)          (15,540)
                                                                               (13,768)(c)
     Equity in income of TransTexas..................          12,325          (12,325)(d)               --
     Gain on sale of TransTexas stock and other income         56,535               --               56,535
                                                          -----------      -----------          -----------
           Total other income (expense)..............          64,401          (23,202)              41,199
                                                          -----------      -----------          -----------
           Net income (loss).........................     $     9,406      $   (28,990)         $   (19,584)
                                                          ===========      ===========          ===========

Net income (loss) per share..........................     $      0.25                           $     (0.65)
                                                          ===========                           ===========

Weighted average number of common
     shares outstanding..............................      37,457,836                            30,000,000
                                                          ===========                           ===========


The accompanying notes are an integral part of the pro forma financial statements.

                       TRANSAMERICAN REFINING CORPORATION

       NOTES TO THE UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

(a) To record an increase in additional expenses payable to TransTexas and for fee for advisory services and other benefits payable to TransAmerican, both pursuant to the Services Agreement.


                                                                          Three Months
                                                                             Ended                Year Ended
                                                                         April 30, 1997       January 31, 1997
                                                                         --------------       ----------------
           Increase in Services Agreement fees....................         $       822           $    3,288
           Advisory fees to TransAmerican.........................                 625                2,500
                                                                           -----------           ----------
                                                                           $     1,447           $    5,788
                                                                           ===========           ==========


(b)  To adjust interest expense as follows:

                                                                          Three Months
                                                                             Ended                Year Ended
                                                                         April 30, 1997       January 31, 1997
                                                                         --------------       ----------------
           Historical interest on 90% of Mortgage Notes...........         $   (3,895)           $  (15,517)
           Historical interest on 98% of Discount Notes...........            (13,430)              (47,482)
           Historical interest on intercompany debt...............             (2,038)               (2,237)
           Historical interest on notes payable...................               (705)                   --
           Interest expense on the TARC Intercompany Loan at
              a rate of 16% (1)...................................             19,051                65,971
           Amortization of historical debt issuance costs.........             (1,200)               (3,626)
                                                                           ----------            ----------
                Total adjustment to interest expense..............         $   (2,217)           $   (2,891)
                                                                           ==========            ==========

---------------------

     (1) Based on actual debt outstanding at April 30, 1997 and January 31, 1997. Pro forma interest expense on the entire TARC Intercompany Loan is approximately $27.0 million and $112.4 million at April 30, 1997 and January 31, 1997, respectively.


(c) To adjust capitalized interest as a result of the lower weighted average interest rate resulting from the TARC Intercompany Loan.

(d) To record the effect of the sale of the Company's investment in TransTexas pursuant to the TransTexas Stock Repurchase Program.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    TRANSAMERICAN REFINING CORPORATION


                                    By:  /s/ ED DONAHUE
                                       ----------------------------------
                                    Name:  Ed Donahue
                                    Title: Vice President


Dated: August 15, 1997

                                    EXHIBITS


Exhibit
  No.             Description
-------------------------------------------------------------------------------
    4.1           Second Supplemental Indenture dated June 13, 1997 among the
                  Company, TEC and First Union National Bank.

    4.2           Loan Agreement dated June 13, 1997 between the Company and
                  TEC.

    4.3           Security and Pledge Agreement dated June 13, 1997 by the
                  Company in favor of TEC.

    4.4           Disbursement Agreement dated June 13, 1997 among the Company,
                  TEC, Firstar Bank of Minnesota, as disbursement agent and trustee and Baker & O'Brien, Inc., as construction supervisor.